Exhibit 10.26

M/s. Brooge Petroleum and Gas Investment Company FZC

P.O. Box. No. 50170, Fujairah,

United Arab Emirates,

Date	: 31/12/2014

Subject	: Facility Offer Letter (Addendum)

Reference	: CAD/228/14

Dear Sirs,

Reference to our Facility Offer Letter (Ref. No CAD/185/14 dated 13/11/2014) which has been already signed and accepted by you.

Please be informed that your request for extension of documentation and security perfection date from 31/01/2015 to 31/03/2015 has been approved.

Please also be informed that this will be the last extension for the documents perfection without any further consideration in this regard.

This letter is an addendum to the above mentioned Facility Offer Letter. All other terms and conditions in the Facility Offer Letter remain unchanged.

National Bank of Abu Dhabi, PJSC-Islamic Banking Division

Signature:		Signature:
Date:	31-12-2014	Date:	31-12-2014

M/s. Brooge Petroleum and Gas Investment Company FZC

Signature:
Date:	31-12-2014